Exhibit 10.3

AMENDMENT NO. 1 TO LICENSE AGREEMENT BY AND BETWEEN

KARYOPHARM THERAPEUTICS INC. AND BERLIN-CHEMIE AG

THIS AMENDMENT NO. 1 (the “Amendment”) is made and entered into as of May 19, 2022 (the “Amendment Effective Date”), by and between Karyopharm Therapeutics Inc., a corporation organized and existing under the law of Delaware and having its principal place of business at 85 Wells Ave., 2nd floor Newton, MA 02459 (“Karyopharm”) and Berlin-Chemie AG, a corporation organized and existing under the law of Germany and having its principal place of business at Glienicker Weg 125, 12489 Berlin, Germany(“Berlin-Chemie”).

Karyopharm and Berlin-Chemie, on December 10, 2021 have executed a License Agreement, for the commercialization of the pharmaceutical preparations containing the Compound called selinexor in a certain Territory (the “License Agreement”). All capitalized terms used but not defined herein shall have the meanings set forth in the License Agreement.

This Amendment is being executed by the Parties in order to document certain undertakings of the Parties with regard to the development, use and distribution by Berlin-Chemie of medical marketing, advertising and promotional materials, scientific materials and awareness campaigns concerning the Product and training manuals for Berlin-Chemie’s medical representatives (the “Subject Materials”) and review and approval of such Subject Materials by Karyopharm.

The Parties have agreed as follows:

I.
Section 9.5 of the License Agreement is hereby amended and restated in its entirety as follows:

“9.5 Medical marketing, advertising and promotional materials, scientific materials and awareness campaigns concerning the Product and training manuals for LICENSEE's medical representatives shall be developed and prepared by LICENSEE at its own expense. LICENSEE shall provide LICENSOR with a copy of any such materials LICENSEE creates in advance of use. LICENSEE undertakes to consider in good faith any comments given by LICENSOR nonetheless, LICENSEE shall be allowed to share and use the aforementioned materials once they have been provided to LICENSOR and prior to any comments or revisions by LICENSOR. Any and all said materials and manuals shall be compliant in all material respects with all applicable laws and regulations in the Territory.”

II.
Except to the extent expressly amended by this Amendment, the License Agreement shall remain in full force and effect.
III.
As of the Amendment Effective Date, the License Agreement and this Amendment shall be read and construed together as a single agreement, and any and all references in the License Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like referring to the License Agreement shall be deemed a reference to the License Agreement as amended by this Amendment.

This Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures to this Amendment may be provided by PDF file and shall be deemed to be original signatures.

The Parties hereto have executed this Memo as of the Amendment Effective Date.

KARYOPHARM THERAPEUTICS INC. BERLIN-CHEMIE AG

By: /s/ Stephen Mitchener By: /s/ C. Matschke

Name: Stephen Mitchener Name: Dr. C. Matschke

Title: CBO Title: Member of the board

May 12, 2022 By: /s/ E. Szybowski

Name: E. Szybowski

Title: Member of the board